AMENDMENT NUMBER 1
TO
DOMESTIC BUSINESS DEVELOPMENT CONSULTANT AGREEMENT

THIS AMENDMENT is by and between WILLIE F. JOHNSON, 1617 JFK Boulevard, Suite 555, Philadelphia, Pennsylvania 19103 (hereinafter referred to as "Consultant") and LOCKHEED MARTIN IMS CORPORATION, a wholly owned subsidiary of Lockheed Martin Corporation (hereinafter referred to as "IMS") having a place of business at 300 Frank W. Burr Boulevard, 6th Floor, Teaneck, New Jersey 07666.

WITNESSETH

WHEREAS, IMS and Consultant entered into an Agreement dated January 1, 2000; and

NOW, THEREFORE, the parties hereto agree to amend that agreement as follow:

SECTION 1 - SERVICES

The Consultant shall continue to provide his expertise and independent judgement in providing advice on minority issues, as well as strategic input on pending litigation at both the state and local governmental levels . **John Brophy has been assigned as the Agreement Monitor for this Agreement.**

SECTION 2 - COMPENSATION

As full compensation for services performed by Consultant hereunder, IMS agrees to pay Consultant a fee of $5,000.00 per month, payable in arrears upon submission of Consultant's invoice on a monthly basis, plus certain reimbursable expenses incurred in connection with the rendering of services on IMS' behalf. Reimbursable costs must have receipts and explanations. **Total fees and expenses to be paid under this Amendment shall not exceed $67,000.00.**

SECTION 7 - TERM OF AGREEMENT

This Amendment shall commence on the date when signed by the last party or January 1, 2001; whichever is later, and shall continue through December 31, 2001.

Except as modified by this Amendment, all provisions of the Agreement remain in full force and effect.

The parties hereby indicate their agreement to this Amendment Number 1 by their signatures hereunder.

CONSULTANT: WILLIE F. JOHNSON		LOCKHEED MARTIN IMS CORPORATION	
By:	[signature]	By:	[signature] Robert F. Downing
Title:	Chairman	Title:	Senior Vice President
Date:	01/02/01	Date:	December 20, 2000

Revised 12/97